Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Alliance Distributors Holding Inc.:

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated March 9, 2005, relating to the financial statements of Alliance Distributors Holding Inc., (Formerly Essential Reality Inc.) which is contained in this Prospectus.

/s/ Mahoney Cohen & Company, CPA, P.C.

New York, New York
October 7, 2005


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